CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated February 2, 1996, except for Note 2, as to which the date is March 19, 1996, with respect to the consolidated financial statements of Medical Imaging Centers of America, Inc., included in the Report on Form 8-K of U.S. Diagnostic, Inc.

                                                       /S/  ERNST & YOUNG LLP
                                                       -----------------------
                                                       ERNST & YOUNG LLP

San Diego, California
July 16, 1997